Filed Pursuant to Rule 424(b)(5)

Registration No. 333-278275

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 10, 2024)

4,000,000 Shares

Sky Harbour Group Corporation

Class A Common Stock

We are offering 4,000,000 shares of our Class A common stock, $0.0001 par value per share (“Common Stock”) at a price of $10.00 per share in a registered direct offering to certain investors (collectively, the “Investors”) pursuant to this prospectus supplement and the accompanying prospectus and a Stock Purchase Agreement, dated as of August 10, 2026 (the “Purchase Agreement”), by and between us and the Investors. The shares of Common Stock being offered in the registered direct offering are being offered directly to the Investors without a placement agent, underwriter, broker or dealer.

The gross proceeds to us, before expenses, from the registered direct offering will be $40,000,000. Our costs, expenses, and fees incidental to this offering are estimated at $150,000 and are payable by us.

Our Common Stock trades on the New York Stock Exchange under the symbol “SKYH.” On August 11, 2026, the last reported trading price of our Common Stock was $11.21.

Investing in our Common Stock involves risks. See “Risk Factors” section beginning on page S-8 of this prospectus supplement and page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares sold in the registered direct offering will be delivered to the Investors on or about August 12, 2026, subject to satisfaction of customary closing conditions.

Prospectus Supplement dated August 12, 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of the registered direct offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which, as supplemented by this prospectus supplement, is part of a registration statement on Form S‑3 (File No. 333‑278275) that we initially filed with the United States Securities and Exchange Commission (the “SEC”) on March 27, 2024, and that was declared effective by the SEC on April 10, 2024 (the “2024 Registration Statement”). The offering of Common Stock by us pursuant to the registered direct offering is registered on the 2024 Registration Statement. The accompanying prospectus provides more general information, some of which may not apply to the registered direct offering. This prospectus supplement is a supplement to the accompanying prospectus with respect to the offering of shares registered under the 2024 Registration Statement. If the information contained or incorporated by reference in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may provide to you in connection with the registered direct offering. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our Common Stock pursuant to the registered direct offering only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with the registered direct offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Common Stock.

In this prospectus supplement, unless the context otherwise indicates, the terms “Sky Harbour,” the “Company,” “we,” “our” and “us” or similar terms refer to Sky Harbour Group Corporation. When we refer to “you,” we mean the potential holders of our Common Stock.

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement or the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference include estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. In some cases, we do not expressly refer to the sources from which this data is derived. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we distribute. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares. In addition, customer preferences are subject to change.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Our Financial Condition and Results of Operations,” the financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, and the exhibits to the 2024 Registration Statement of which this prospectus supplement and the accompanying prospectus are a part.

Unless the context indicates otherwise, references in this prospectus to the terms the “Company,” “Sky Harbour,” “Registrant,” “we,” “us” and “our” refer to Sky Harbour Group Corporation.

Company Overview

We are an aviation infrastructure development company building the first nationwide network of Home Base Operator (“HBO”) campuses designed exclusively for business aircraft. We develop, lease and manage general aviation hangars across the United States, targeting airfields in markets with significant based aircraft populations and high hangar demand. Our HBO campuses feature private and semi-private hangars and a full suite of dedicated services specifically optimized for home based, versus transient, aircraft.

The physical footprint of the U.S. business aviation fleet grew by almost 46 million square feet in the past sixteen years, with hangar supply lagging dramatically, especially in key growth markets. As the fleet of private jets in the United States continues to grow, with recent new aircraft deliveries exceeding retirements, demand for hangar space is at a premium in part because new jets require taller tail clearances and more square footage of hangar space and the pace of new hangar construction has lagged behind the demand. The cumulative square footage of the business aircraft fleet in the United States increased 73% between 2010 and 2025. Moreover, over that same period, there was a 120% increase in the square footage of larger private jets - those with greater than a 24-foot tail height. A recent study conducted by a business aircraft manufacturer forecasted that business aircraft will only continue to grow in the next ten years, with up to 8,500 new business jet deliveries worth over $283 billion expected to be delivered between 2025 and 2034, with over two-thirds of the deliveries expected to be comprised of larger private jets. This forecast is further supported by data from the major business aviation manufacturers that suggest the current order backlog for new business aviation aircraft as of December 31, 2025 is over $57 billion, an increase of approximately 10% over the prior year.

These larger footprint aircraft do not fit in much of the existing hangar infrastructure and impose stacking challenges and constraints in the traditional shared or community hangars operated by fixed-base operators (“FBO”). The addition of winglets (the vertical extensions on aircraft wingtips) on most modern business jets inhibits wing-over-wing storage. Aircraft hangars are in high demand and short supply, with some airports compiling waiting lists that can exceed several years.

We believe our scalable, real estate-centric business model is uniquely positioned to capture this market opportunity and address the increased imbalance between the supply and demand for private jet storage. We intend to capitalize on the existing hangar supply constraints at major U.S. airports by targeting high-end tenants in markets where there is a shortage of private and FBO hangar space, or where such hangars are or are becoming obsolete.

We expect to realize economies of scale in construction through prototype hangar designs replicated at our HBO campuses across the United States through our in-house construction management and general contracting. This allows for centralized procurement, straightforward permitting processes, efficient development processes, and the best hangar in business aviation. Unlike a service company, our revenues are mostly derived from long-term rental agreements, offering stability and forward visibility of revenues and cash flows. This allows us to fund our development through the public bond market and bank debt, providing capital efficiency and mitigating refinance risk.

In contrast with community hangars and other facilities provided by FBOs, the HBO hangar campuses we develop provide the following features and services:

●	private hangar space for exclusive or semi-exclusive use of the tenant;
●	adjoining configurable lounge and office suites;
●	low-traffic campus environments free of transient aircraft and associated activities;
●	line crews and services dedicated exclusively to tenants;
●	climate control to mitigate condensation and associated corrosion;
●	features to support in-hangar aircraft maintenance;
●	no-foam fire suppression; and
●	customized software to provide security, control access and monitor hangar space.

We use a standard set of proprietary prototype hangar designs, which are intended to deliver high-quality business aviation facilities, lower construction costs, minimize development risk, expedite permit issuance, and facilitate the implementation of refinements across our portfolio. Hangar features include:

●	the ability to accommodate heavy business jets in single configuration;
●

compliance with National Fire Protection Association 409 Group III fire code, eliminating foam fire protection systems, resulting in lower construction costs and operating expenses, as well as eliminating accidental foam discharges and the resultant negative effects on aircraft maintenance and resale value;

●	high-voltage capability, industrial drainage and impervious floors that support in-hangar maintenance and inspections; and
●	control through smartphone application.

Our product strategy aims to attract tenants with exclusive or semi-exclusive access to their aircraft, minimize the risk of damage to aircraft, provide increased access, security and control, facilitate maintenance, and improve pre-flight and post-flight convenience for owners, operators, and their support crews. We believe that with no transient traffic, our HBO hangar campuses offer a shorter time to wheels-up, especially during periods of peak traffic. Our research has indicated our current and typical future tenants operate late model business jets that emit less noise than other based aircraft, leading to a decreased average noise footprint at our HBO hangar campuses.

We believe demand for HBO hangar campuses will be driven broadly by the growing size of the business aviation fleet in the United States and the delivery of larger aircraft with taller tail heights, as well as the privacy and security inherent at our hangar campuses in comparison to operations focused on transient and commercial aircraft. The discovery by first-time flyers in the convenience, control and comfort of general aviation has caused a shift in consumer behavior which we believe will also support increasing demand for HBO hangar campuses.

Company Structure

The Company is organized as an umbrella partnership-C corporation, or “Up-C”, structure in which substantially all of the operating assets of the Company are held by its main operating subsidiary, Sky Harbour LLC and its subsidiaries (collectively, “Sky”), and the Company’s only substantive assets are its equity interests in Sky.

Recent Developments

Private Secondary Transactions

Substantially concurrently with the registered direct offering, Boston Omaha Corporation, a Delaware corporation (“BOC”) entered into certain Secondary Stock Purchase Agreements with certain investors (collectively, the “Secondary Stock Purchase Agreements”), pursuant to which the investors agreed to purchase an aggregate of 360,000 shares of our Common Stock from BOC at a price per share of $10.00 (the “Private Secondary Transactions”). The closings of the Private Secondary Transactions are expected to occur on or prior to August 14, 2026.

Corporate Information

Our principal executive offices are located at 136 Tower Road, Suite 205, Westchester County Airport, White Plains, NY 10604. Our telephone number is (212) 554-5990. Our website address is www.skyharbour.group. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

THE OFFERING

Common Stock offered by us	4,000,000 shares of our Common Stock.

Common Stock to be outstanding immediately after the registered direct offering	38,510,324 shares of our Common Stock

Use of proceeds	We currently intend to use the net proceeds from the registered direct offering for general corporate purposes. See “Use of Proceeds.”

Lock-up agreement

In connection with the registered direct offering, we and our directors and executive officers and certain holders of more than 5.0% of our outstanding stock (the “Lock-Up Parties”) and the Investors have agreed that for a period of 90 days following the date of this prospectus supplement, subject to certain exceptions, the Lock-Up Parties will not sell, pledge, or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or securities convertible into or exchangeable or exercisable for any shares of our Common Stock.

Risk factors

Investing in our Common Stock involves a high degree of risk. See the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

NYSE symbol	“SKYH”

The number of shares of Common Stock to be outstanding after the registered direct offering is based on 34,510,324 shares of our Common Stock outstanding as of June 30, 2026 and excludes as of such date:

●	15,798,155 shares of Common Stock issuable upon the exercise of 15,798,155 warrants to acquire Common Stock at an exercise price of $11.50 per share;

●	1,558,859 shares of Common Stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) under our 2022 Incentive Award Plan (the “Plan”);

●	2,312,871 shares of Common Stock issuable upon the exercise of non-qualified stock options (“NSOs”) outstanding under the Plan, with a weighted average exercise price of $10.04 per share;

●	2,664,714 shares of Common Stock that were reserved for future issuance under the Plan;

●	42,046,356 shares of Common Stock issuable upon the redemption of 42,046,356 common units of Sky (the “Sky Common Units”) on a one-for-one basis; and

●	1,860,265 shares of Common Stock issuable upon the exercise and exchange of awarded equity units of Sky (the “Sky Incentive Units”).

Except as otherwise indicated, all information in this prospectus supplement assumes:

●	no exercise of outstanding NSOs or warrants described above; and

●	no settlement of Sky Incentive Units or unvested RSUs described above.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our quarterly and other reports and documents that are incorporated by reference into this prospectus supplement, before making an investment decision. Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our Common Stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Our management team will have broad discretion over the use of the net proceeds we receive in the registered direct offering, and we may use these proceeds in ways with which you may not agree.

We currently intend to use any net proceeds we receive in the registered direct offering together with our existing cash, cash equivalents and marketable securities, for general corporate purposes; however, we have considerable discretion in the application of the proceeds. Pending the use of the net proceeds from the registered direct offering, we intend to invest the net proceeds in investment-grade, interest-bearing securities. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds we may receive in the registered direct offering are being used by us in a manner agreeable to you. You must rely on management’s judgment regarding the application of these proceeds. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The proceeds may be used for corporate purposes that do not immediately improve our profitability or increase the price of our Common Stock. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

If you purchase shares of our Common Stock in the registered direct offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.

The offering price per share in the registered direct offering may exceed the net tangible book value per share of our Common Stock outstanding prior to the registered direct offering. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of Common Stock or securities convertible or exchangeable for our Common Stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our Common Stock offered in registered direct offering. See “Dilution.”

Future sales of substantial amounts of our Common Stock, or the possibility that such sales could occur, could adversely affect the market price of our Common Stock.

We cannot predict the effect, if any, that future issuances or sales of our securities including sales of our Common Stock pursuant to the registered direct offering or the availability of our securities for future issuance or sale, will have on the market price of our Common Stock. Issuances or sales of substantial amounts of our securities, including sales of our Common Stock pursuant to the Purchase Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future.

In connection with the registered direct offering, the Lock-Up Parties and the Investors have agreed that for a period of 90 days following the date of this prospectus supplement, subject to certain exceptions, the Lock-Up Parties will not sell, pledge, or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or securities convertible into or exchangeable or exercisable for any shares of our Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding future events and our future results that are based on our current expectations, estimates, forecasts and projections as well as the current beliefs and assumptions of our management, including about our business, our financial condition, our results of operations, our operating requirements and utilization of our capital resources, and the industry and environment in which we operate. Statements that include words such as “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “might,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement and the accompanying prospectus and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences, and other factors that we believe affect our performance, include those discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026 incorporated by reference herein, and in other reports we file with the SEC. While forward-looking statements are based on the reasonable expectations of our management at the time that they are made, you should not place undue reliance on them. We undertake no obligation to revise or update publicly any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

We estimate that the net proceeds to us from the registered direct offering will be approximately $39.8 million.

We currently intend to use the net proceeds from the registered direct offering, together with our existing cash, cash equivalents and marketable securities, for general corporate purposes. However, we have considerable discretion in the application of the proceeds.

Our management will have broad discretion in the application of the net proceeds to us from the registered direct offering, including for any of the purposes described above. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We are offering 4,000,000 shares of our Common Stock at price of $10.00 per share in a registered direct offering to the Investors pursuant to this prospectus supplement and the accompanying prospectus and the Purchase Agreement. The offering price was negotiated between us and the Investors. The shares of Common Stock being offered in the registered direct offering are being offered directly to the Investors without a placement agent, underwriter, broker or dealer. We expect to deliver the shares of our Common Stock to the Investors on or around the date indicated on the cover page of this prospectus supplement.

In connection with the registered direct offering, the Lock-Up Parties and the Investors have agreed that for a period of 90 days following the date of this prospectus supplement, subject to certain exceptions, the Lock-Up Parties will not sell, pledge, or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or securities convertible into or exchangeable or exercisable for any shares of our Common Stock.

The gross proceeds to us, before expenses, from the registered direct offering will be $40,000,000. Our costs, expenses and fees incidental to this offering are estimated at $150,000 and are payable by us. We have also agreed to reimburse the Investors for the reasonable and documented legal expenses of a single counsel for the Investors in connection with this offering.

The transfer agent for our shares of Common Stock is Continental Stock Transfer & Trust Company.

Our Common Stock trades on the New York Stock Exchange under the symbol “SKYH.” On August 11, 2026, the last reported trading price of our Common Stock was $11.21.

DILUTION

If you invest in shares of our Common Stock pursuant to the registered direct offering, you will experience dilution to the extent of the difference between the registered direct offering price per share and the net tangible book value per share of our Common Stock immediately after the registered direct offering. Our net tangible book value as of June 30, 2026 was approximately $164.0 million, or $4.75 per share of our Common Stock. Net tangible book value per share as of June 30, 2026 is equal to our total tangible assets minus total liabilities, all divided by the number of shares of Common Stock outstanding as of June 30, 2026.

After giving effect to the sale of our Common Stock in the aggregate amount of $40,000,000 in the registered direct offering at an offering price of $10.00 per share, and after deducting expenses payable by us, our as adjusted net tangible book value would have been approximately $204.0 million, or approximately $5.30 per share of Common Stock, as of June 30, 2026. This represents an immediate increase in net tangible book value of approximately $0.55 per share to existing shareholders and an immediate dilution of approximately $4.70 per share to investors in the registered direct offering, as illustrated by the following table:

Registered direct offering price per share		$10.00

Net tangible book value per share as of June 30, 2026	$4.75

Increase in net tangible book value per share attributable to the registered direct offering	$0.55

As adjusted net tangible book value per share as of June 30, 2026, after giving effect to the registered direct offering		$5.30

Dilution per share to new investors purchasing shares in the registered direct offering		$4.70

The above discussion and table are based on 34,510,324 shares of our Common Stock outstanding as of June 30, 2026 and excludes as of such date:

●	15,798,155 shares of Common Stock issuable upon the exercise of 15,798,155 warrants to acquire Common Stock at an exercise price of $11.50 per share;

●	1,558,859 shares of Common Stock issuable upon the vesting and settlement of RSUs under the Plan;

●	2,312,871 shares of Common Stock issuable upon the exercise of NSOs outstanding under the Plan, with a weighted average exercise price of $10.04 per share;

●	2,664,714 shares of Common Stock that were reserved for future issuance under the Plan;

●	42,046,356 shares of Common Stock issuable upon the redemption of 42,046,356 Sky Common Units on a one-for-one basis; and

●	1,860,265 shares of Common Stock issuable upon the exercise and exchange of awarded Sky Incentive Units.

LEGAL MATTERS

Morrison & Foerster LLP has passed upon the validity of the securities offered by the prospectus and certain other legal matters related to the prospectus.

EXPERTS

The consolidated balance sheets of Sky Harbour Group Corporation as of December 31, 2025 and 2024, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our website address is www.skyharbour.group. These website addresses, and the website addresses included in any documents incorporated by reference herein, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this prospectus supplement and the accompanying prospectus and you should not consider it a part of this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 19, 2026.

●	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026.

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 12, 2026, respectively.

●

Our Current Reports on Form 8-K (other than the information furnished pursuant to Item 2.02 or 7.01 thereof or related exhibits furnished pursuant to Item 9.01 thereof) filed with the SEC on January 2, 2026, January 12, 2026, January 27, 2026, February 4, 2026, February 18, 2026, June 23, 2026, and July 6, 2026.

●

The description of securities contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024, and any amendment or report filed with the SEC for the purpose of updating such description.

We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion of the registered direct offering contemplated hereby, but excluding any information furnished to, rather than filed with, the SEC.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Sky Harbour Group Corporation

136 Tower Road, Suite 205

Westchester County Airport

White Plains, New York 10604

(212) 554-5990

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in those documents.

PROSPECTUS

SKY HARBOUR GROUP CORPORATION

$200,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

We may from time to time offer and sell common stock, preferred stock, depositary shares, warrants, and units, having an aggregate offering price of up to $200,000,000. We may offer and sell these securities separately or together in any combination. We may offer and sell these securities to or through underwriters, directly to investors or through agents. We will specify the terms of the securities, and the names of any underwriters or agents and their respective compensation, in supplements to this prospectus. Our Class A Common Stock and Public Warrants are listed on the New York Stock Exchange American LLC (the “NYSE American”) under the symbols “SKYH” and “SKYH WS,” respectively.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 3.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

An investment in our securities involves certain risks that should be carefully considered by prospective investors. See “Risk Factors.”

We incorporate by reference important business and financial information about us into this prospectus and any prospectus supplement or any free writing prospectus we may authorize to be delivered to you. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus and any prospectus supplement and any free writing prospectus we may authorize to be delivered to you as well as additional information described under “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, references in this prospectus to the terms the “Company,” “SHG Corporation,” “Registrant,” “we,” “us” and “our” refer to the entity formerly named Yellowstone Acquisition Company, after giving effect to the Business Combination, and as renamed Sky Harbour Group Corporation. The terms “Yellowstone” and “YAC” are to our company prior to the completion of the Business Combination.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and the information in the documents incorporated by reference in this prospectus is accurate only as of the date the documents were filed with the SEC, regardless of the time of delivery of this prospectus or the time of issuance or resale of any securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

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SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. Before making an investment decision, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information set forth under the heading “Risk Factors” and our financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Unless the context indicates otherwise, references in this prospectus to the terms the “Company,” “SHG Corporation,” “Registrant,” “we,” “us” and “our” refer to the entity formerly named Yellowstone Acquisition Company, after giving effect to the Business Combination, and as renamed Sky Harbour Group Corporation. The terms “Yellowstone” and “YAC” are to our company prior to the completion of the Business Combination.

The Company

We are an aviation infrastructure development company building the first nationwide network of home basing hangar campuses for business aircraft. We develop, lease and manage general aviation hangars across the United States, targeting airfields in markets with significant aircraft populations and high hangar demand. Our home basing hangar campuses feature exclusive private hangars and a full suite of dedicated services specifically optimized for home-based, versus transient, aircraft.

The physical footprint of the U.S. business aviation fleet grew by almost 28 million square feet in the ten years preceding the beginning of the COVID-19 pandemic, with hangar supply lagging dramatically, especially in key growth markets. As the fleet of private jets in the United States continues to grow, with recent new aircraft deliveries exceeding retirements, demand for hangar space is at a premium in part because new jets require more square footage of hangar space and the pace of new hangar construction has lagged behind the demand. The cumulative square footage of the business aircraft fleet in the United States increased 50% between 2010 and 2021. Moreover, over that same period, there was an 81% increase in the square footage of larger private jets – those with greater than a 24-foot tail height. A recent study conducted by a business aircraft manufacturer forecasted that business aircraft will only continue to grow in the next ten years, with up to 8,500 new business jet deliveries worth over $275 billion expected to be delivered between 2024 and 2033, further supported by data from the major business aviation manufacturers that suggest the current order backlog for new business aviation aircraft is over $49 billion.

These larger footprint aircraft do not fit in much of the existing hangar infrastructure and impose stacking challenges and constraints in the traditional shared or community hangars operated by fixed-base operators (“FBO”). The addition of winglets (the vertical extensions on aircraft wingtips) on most modern business jets inhibits wing-over-wing storage. Aircraft hangars are in high demand and short supply, with some airports compiling waiting lists that can exceed several years.

We believe our scalable, real estate-centric business model is uniquely positioned to capture this market opportunity and address the increased imbalance between the supply and demand for private jet storage. We intend to capitalize on the existing hangar supply constraints at major U.S. airports by targeting high-end tenants in markets where there is a shortage of private and FBO hangar space, or where such hangars are or are becoming obsolete.

We expect to realize economies of scale in construction through a prototype hangar design replicated at home basing hangar campuses across the United States. This allows for centralized procurement, straightforward permitting processes, efficient development processes, and the best hangar in business aviation. Unlike a service company, our revenues are mostly derived from long-term rental agreements, offering stability and forward visibility of revenues and cash flows. This allows us to fund our development through the public bond market, providing capital efficiency and mitigating refinance risk.

In contrast with community hangars and other facilities provided by FBOs, the home basing hangar campuses we develop provide the following features and services:

•	private hangar space for exclusive use of the tenant;
•	adjoining configurable lounge and office suites;
•	line crews and services dedicated exclusively to tenants;
•	climate control to mitigate condensation and associated corrosion;
•	features to support in-hangar aircraft maintenance;
•	no-foam fire suppression; and
•	customized software to provide security, control access and monitor hangar space.

We use a standard set of proprietary prototype hangar designs, which are intended to deliver high quality business aviation facilities, lower construction costs, minimize development risk, expedite permit issuance, and facilitate the implementation of refinements across its portfolio. Hangar features include:

•	the ability to accommodate heavy business jets in single configuration, medium jets in twin or triplet configuration, or light jets in multi-configuration;
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compliance with National Fire Protection Association 409 Group III fire code, eliminating foam fire protection systems, resulting in lower construction costs and operating expenses, as well as eliminating accidental foam discharges and the resultant negative effects on aircraft maintenance and resale value;

•	high-voltage capability, industrial drainage and impervious floors that support in-hangar maintenance and inspections; and
•	control through smartphone application.

Our product strategy aims to attract tenants with exclusive access to their aircraft, minimize the risk of damage to aircraft, provide increased access, security and control, facilitate maintenance, and improve pre-flight and post-flight convenience. We believe that with no transient traffic, our home basing hangar campuses offer a shorter time to wheels-up, even during periods of peak traffic. Our research has indicated our current and typical future tenants operate late model business jets that emit less noise than other based aircraft, leading to a decreased average noise footprint at our home basing hangar campuses.

We believe demand for home basing hangar campuses will be driven broadly by the growing size of the business aviation fleet in the United States and the delivery of larger aircraft with taller tail heights. The discovery by first-time flyers in the convenience, control and comfort of general aviation has caused a shift in consumer behavior which we believe will also support increasing demand for home basing hangar campuses.

Background

The Company was originally known as Yellowstone Acquisition Company. On January 25, 2022 (the “Closing Date”), YAC consummated the business combination with Sky Harbour LLC (“Sky”) pursuant to the Equity Purchase Agreement dated as of August 1, 2021 between YAC and Sky (the “Business Combination”). In connection with the closing of the Business Combination, among other things, YAC changed its name to Sky Harbour Group Corporation and the Company was reorganized as an umbrella partnership-C corporation, or “Up-C”, structure in which substantially all of the operating assets of the Company are held by Sky and the Company’s only substantive assets are its equity interests in Sky. Sky was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While YAC was the legal acquirer of Sky in the Business Combination, because Sky was deemed the accounting acquirer, the historical financial statements of Sky became the historical financial statements of the Company upon the consummation of the Business Combination.

Corporate Information

YAC was incorporated in the State of Delaware on August 25, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving YAC and one or more businesses. YAC completed its initial public offering on October 26, 2020. In connection with the closing of the Business Combination, we changed our name to Sky Harbour Group Corporation. Our principal executive offices are located at 136 Tower Road, Suite 205, Westchester County Airport, White Plains, NY 10604. Our telephone number is (212) 554-5990. Our website address is www.skyharbour.group. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and in any prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors” in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our quarterly reports on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “might,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. These statements are based on management’s current expectations, but actual results may differ materially due to various factors, including, but not limited to:

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expectations regarding the Company’s strategies and future financial performance, including the Company’s future business plans or objectives, prospective performance and commercial opportunities and competitors, services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives;

•	the effects of general economic conditions, including inflation, interest rates levels, and availability of construction materials for our development projects;
•	our limited operating history makes it difficult to predict future revenues and operating results;
•	financial projections may not prove to be reflective of actual financial results;
•	our ability to implement our construction costs mitigation strategies;
•	changes in applicable laws or regulations;
•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;
•	our financial performance; and
•	other risk factors included under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”).

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including without limitation, the funding of capital expenditures and working capital needs. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;
•	preferred stock;
•	depositary shares;
•	warrants to purchase any of the securities listed above; and
•	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, depositary shares, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $200,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General Matters

Pursuant to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the total amount of our authorized capital stock is 260,000,000 shares, which consists of 200,000,000 shares of authorized Class A common stock, par value $0.0001 per share (“Class A Common Stock”), 50,000,000 shares of authorized Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and together with Class A Common Stock, the “Common Stock”) and 10,000,000 shares of authorized preferred stock, par value $0.0001 per share (“Preferred Stock”). As of March 18, 2024, we had outstanding 24,375,122 shares of Class A Common Stock, 42,046,356 shares of Class B Common Stock and no shares of Preferred Stock. As of March 18, 2024 we had approximately seven holders of record of our Class A Common Stock.

The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by, our Certificate of Incorporation, our bylaws (the “Bylaws”) and our Description of Securities, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Pursuant to the Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. The holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Shares of our Class A Common Stock are entitled to share equally in any dividends our board of directors may declare from legally available sources. Shares of our Class B Common Stock do not have any right to receive dividends other than stock dividends consisting of shares of Class B Common Stock, as applicable, in each case paid proportionally with respect to each outstanding share of Class B Common Stock. Our Class A Common Stock is traded on the NYSE American under the symbol “SKYH”. The section below entitled “Certain Provisions of Delaware Law and of the Company’s Charter and Bylaws” contains additional information regarding the rights and preferences of our Common Stock. The transfer agent and registrar for our Common Stock is Continental Stock Transfer and Trust Company.

Preferred Stock

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the Preferred Stock that we may offer under this prospectus.

Our board of directors has the authority, without further action by the shareholders, to issue shares of Preferred Stock in one or more series and to fix and determine the following terms of the preferred stock by resolution: variations in the designations, preferences, and relative, participating, optional or other special rights (including, without limitation, special voting rights, of conversion in Common Stock or other securities, redemption provisions or sinking fund provisions) as between series and between the Preferred Stock and any series thereof and the Common Stock, and the qualifications, limitations or restrictions of such rights, all as shall be stated in a resolution of the board of directors. Shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a resolution of the board of directors.

Any or all of these rights may be greater than the rights of our Common Stock. We currently have no issued and outstanding Preferred Stock.

Our board of directors, without shareholder approval, can issue Preferred Stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of our Common Stock. Preferred Stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or to make it more difficult to remove the Company’s management. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of our Class A Common Stock.

Certain Anti-Takeover Provisions of the Certificate of Incorporation and Bylaws

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Action by Written Consent; Special Meetings of Stockholders. The Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Certificate of Incorporation and Bylaws also provide that, subject to any special rights of the holders of any series of Preferred Stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by or at the direction of the board of directors. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

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Advance Notice Procedures. The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the Company’s stockholders, and for stockholder nominations of persons for election to the board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

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Authorized but Unissued Shares. The Company’s authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of the Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.

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Business Combinations with Interested Stockholders. The Certificate of Incorporation provide that the Company is not subject to Section 203 of the Delaware General Corporation Law (“DGCL”), an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, the Company is not subject to any anti-takeover effects of Section 203.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the depositary shares that we may offer under this prospectus. The following statements with respect to the depositary shares and depositary receipts are summaries of, and subject to, the detailed provisions of a deposit agreement to be entered into by the Company and a depositary to be selected at the time of issue (the “depositary”) and the form of depositary receipt. The form of deposit agreement and the form of depositary receipt will be filed with the SEC.

General

We may, at our option, elect to issue fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, we may elect to have a depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the prospectus supplement relating to a particular series of Preferred Stock, of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of an offering of the Preferred Stock.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of Preferred Stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares will not after the exchange be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the Preferred Stock to the record holders of depositary shares relating to the Preferred Stock in proportion to the numbers of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Redemption of Depositary Shares

If a series of Preferred Stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of Preferred Stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the Preferred Stock. Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of Preferred Stock redeemed by us. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such Preferred Stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the Preferred Stock to the extent it does not receive specific instructions from the holders of depositary shares representing such Preferred Stock.

Amendment and Termination of the Deposit Agreement

We and the depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to the record holders of the depositary shares relating to such Preferred Stock all reports and communications from us which are delivered to the depositary.

Neither we nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within sixty (60) days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of Common Stock or Preferred Stock in one or more series. We may issue warrants independently or together with Common Stock or Preferred Stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we engage a warrant agent, each warrant agent will be a bank that we select which has its principal office in the United States. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
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in the case of warrants to purchase Common Stock or Preferred Stock, the number of shares of Common Stock or Preferred Stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may engage in “at the market offerings” of our equity securities, which are offerings into an existing trading market, at other than a fixed price, on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

Our Class A Common Stock and Public Warrants are listed on the NYSE American. All securities we offer other than Class A Common Stock or Public Warrants will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•

Over-allotments and syndicate covering transactions — Underwriters may sell more shares of our Common Stock than the number of shares that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•

Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the issuance of the securities described herein has been passed upon for us by Morrison & Foerster LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Sky Harbour Group Corporation as of December 31, 2023 and 2022, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024;
•

our Current Report on Form 8-K (other than the information furnished pursuant to Item 2.02 or 7.01 thereof or related exhibits furnished pursuant to Item 9.01 thereof) filed with the SEC on January 3, 2024; and

•

the description of securities contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024, and any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities contemplated by this prospectus, including all such documents we may file with the SEC after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.skyharbour.group. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

4,000,000 Shares

Sky Harbour Group Corporation

Class A Common Stock

Prospectus Supplement

August 12, 2026